Acknowledgement

Reference is made to the FXCM Group, LLC (the "Company") Incentive Bonus Plan for Founders and Executives, effective September 1, 2016, as amended (the "Plan"). The Company and each undersigned Participant, as such term is defined in the Plan, agree that notwithstanding anything to the contrary in the Plan (including Sections 7 and 11 therein), LUK-FX Holdings, LLC may terminate the Plan on behalf of the Company at any time and for any reason in its sole and absolute discretion and, upon, and following, such termination, no payment will be due to the undersigned Participants. In addition, Section 8(b) and 8(c) of the Plan shall not apply to any termination of employment of any undersigned Participant with the Company or its affiliates unless the Company determines otherwise (subject to the consent of LUK-FX Holdings, LLC) at the time of the termination of employment of such undersigned Participant.

This acknowledgement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law that would cause the laws of any other jurisdiction to apply.

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IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, has duly executed this acknowledgment as of this 2nd day of February, 2017.

FXCM GROUP, LLC
/s/ David S. Sassoon
By: DAVID S. SASSOON
Title: GENERAL COUNSEL

LUK-FX HOLDINGS, LLC
BY: Leucadia National Corporation, its sole member
/s/ Michael Sharp
By: MICHAEL SHARP
Title: EVP & GC

Agreed and acknowledged this 2nd day of February, 2017.

/s/ Dror Niv
Name: Dror Niv

/s/ Edward Yusupov
Name: Edward Yusupov

/s/ David Sakhai
Name: David Sakhai

/s/ William Ahdout
Name: William Ahdout

/s/ Ken Grossman
Name: Ken Grossman

[Signature Page to Bonus Plan Acknowledgment]